                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-41542 and No. 333-72036) pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and in the Post Effective Amendment No. 1 (Form S-3 No. 333-39260) to Registration Statement on Form S-1 and related Prospectus of Golden Telecom, Inc. of our report dated March 6, 2003, with respect to the financial statements of EDN Sovintel LLC incorporated by reference in the definitive proxy statement dated October 31, 2003 from the Company's Annual Report (Form 10-K) for the year ended December 31, 2002.



/s/ Ernst & Young (CIS) Limited


Moscow, Russia
October 29, 2003